                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1998       1997       1998       1997
                                                                        ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)           (UNAUDITED)

Net Income............................................................  $  34,974  $  24,631  $  96,304  $  66,761
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares...........................................     92,017     90,860     91,906     90,516
  Diluted:
    Weighted average shares...........................................     92,017     90,860     91,906     90,516
    Common stock equivalents--Stock options (A).......................      3,158      3,356      3,308      3,297
                                                                        ---------  ---------  ---------  ---------
    Diluted shares outstanding........................................     95,175     94,216     95,214     93,813
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net Income Per Share:
  Basic...............................................................  $     .38  $     .27  $    1.05  $     .74
  Diluted.............................................................  $     .37  $     .26  $    1.01  $     .71

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.